 UNITED STATES

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

PTS INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

       000-25485                                           88-0380544

(Commission File Number)                       (IRS Employer Identification No.)

3355 SPRING MOUNTAIN ROAD, SUITE 66                          89102

      LAS VEGAS, NEVADA                                    (Zip Code)

(principal executive offices)

                                 (702) 380-3811

              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Amended Current Report on Form 8-K/A is filed to report the financial information that was required to be presented as a result of the stock purchase between PTS, Inc. (the “Registrant”) and American Fire Retardant Corp., a Nevada corporation, and Steven F. Owens to buy all of the issued and outstanding shares of the capital stock of Glove Box, Inc. (“GBI”), a Nevada corporation (the “Stock Purchase”)., as reported by the Registrant in its Current Report on Form 8-K filed with the Commission on November 23, 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

The registrant has determined that financial statements for GBI are not required, since it was not the purchase of a business. It is the registrant’s belief that the acquisition of GBI does not constitute the purchase of a business, since GBI has not recorded any revenue, has not engaged in any substantial operations since 2003 and had less than $300 as its only asset. All prior expenditures had been written off as research and development, and the registrant had taken over the R&D in early 2004. Total expenditures in 2004 were $2,602, of which $2,050 was paid for taxes and GBI had no facilities or employees.

1

(b) Pro forma financial information.

Based on the information provided in (a) above, pro forma financial information is not required.

(c) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2005 PTS Inc. By/s/Peter Chin Peter Chin, President

2